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                                                                   EXHIBIT 16(b)

                    Merrill Lynch Municipal Bond Fund Inc.
                              High Yield-Class B
                        Standardized Yield Computation

Long term income generally based on yield to maturity
   times market value of each security.....................        $ 521,244
Plus short term income accrued for the past thirty days....           26 893
Equals Total Income........................................          548,137
Less expenses for the past thirty days.....................          (94,636)
Equals net monthly income for yield calculation............          453,501
Average shares outstanding for the month...................        8,647,493
Times net asset value......................................            10.30
Equals total dollars.......................................      $89,069,178

Net monthly income divided by total dollars equals.........      0.005091560
Add 1......................................................      1.005091560
Raise to the power of 6....................................      1.030940870
Subtract 1.................................................      0.030940870
Times 2....................................................      0.061881741
Expressed as a percentage equals the standardized
   yield for the month.....................................            6.19%

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                    Merrill Lynch Municipal Bond Fund, Inc.
                              High Yield-Class B
                                 Total Return

                                                    Period from
                                                    10/21/88           Annual
                                                    (inception)         Total
                                                    to 06/30/89        Return*
                                                    -----------        -------
Initial Investment..........................        $1,000.00        $ 1,000.00
Divided by Net Asset Value..................            10.13             10.13
Equals Shares Purchased.....................            98.72             98.72
Plus Shares Acquired through Dividend
   Reinvestment.............................             4.76              4.76
Equals Shares Held at 06/30/89..............           103.48            103.48
Multiplied by Net Asset Value at 06/30/89...            10.30             10.30
Equals Ending Value before deduction for
   contingent deferred sales charge.........         1,065.80          1,065.80
Less deferred sales charge..................           (40.00)             0.00
Equals Ending Redeemable Value of a $1,000
   Investment (ERV).........................        $1,025.80         $1,065.80
Divided by $1,000 (P).......................           1.0258            1.0658
Subtract 1..................................           0.0258            0.0658
Expressed as a percentage equals the
   Aggregate Total Return for the Period (T)            2.58%
Expressed as a percentage equals the
   Aggregate Total Return for the Period....                              6.58%
ERV divided by P............................           1.0258
Raise to the power of.......................           1.6944
Equals......................................           1.0374
Subtract 1..................................           0.0374
Expressed as a percentage equals the Average
   Annualized Total Return..................            3.74%

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*Does not include sales charge for the period.

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                    Merrill Lynch Municipal Bond Fund, Inc.
                                Insured-Class B
                        Standardized Yield Computation

Long term income generally based on yield to
  maturity times market value of each security...........       $ 858,953
Plus short term income accrued for the past thirty days..          74,625
Equals Total Income......................................         933,578
Less expenses for the past thirty days...................        (152,537)
Equals net monthly income for yield calculation..........         781,041
Average shares outstanding for the month.................      19,689,371
Times net asset value....................................            7.97
Equals total dollars.....................................    $156,924,286
Net monthly income divided by total dollars equals.......     0.004977185
Add 1....................................................     1.004977185
Raise to the power of 6..................................     1.030237172
Subtract 1...............................................     0.030237172
Times 2..................................................     0.060474344
Expressed as a percentage equals the standardized
   for the month ........................................           6.05%


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                    Merrill Lynch Municipal Bond Fund, Inc.
                               Insured- Class B
                                 Total Return

                                                 Period from
                                                 10/21/88           Annual
                                                 (inception)        Total
                                                to 06/30/89         Return*
                                                ------------        -------

Initial Investment.........................     $ 1,000.00         $1,000.00
Divided by Net Asset Value.................           7.80              7.80
Equals Shares Purchased....................         128.21            128.21
Plus Shares Acquired through Dividend
   Reinvestment............................           6.06              6.06
Equals Shares Held at 06/30/89.............         134.27            134.27
Multiplied by Net Asset Value
   at 06/30/89.............................           7.97              7.97
Equals Ending Value before deduction
   for contingent defeffed sales charge....       1,070.10          1,070.10
Less defeffed sales charge.................         (40.00)             0.00
Equals Ending Redeemable Value of
   a $1,000 Investment (ERV)...............      $1,030.10         $1,070.10
Divided by $1,000 (P)......................         1.0301            1.0701
Subtract 1.................................         0.0301            0.0701
Expressed as a percentage equals the
   Aggregate Total Return for the Period (T)         3.01%
Expressed as a percentage equals the
   Aggregate Total Return for the Period...                            7.01%
ERV divided by P ..........................         1.0301
Raise to the power of......................        1/.6932
Equals.....................................         1.0437
Subtract 1.................................         0.0437
Expressed as a percentage equals the
   Average Annualized Total Return.........          4.37%

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*Does not include sales charge for the period.

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